UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                               October 28, 1994


                             CHEVRON CORPORATION
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)

   Delaware                    1-368-2                       94-0890210
- -----------------       ------------------------       ---------------------
(State or other         (Commission File Number)       (I.R.S. Employer No.)
jurisdiction of
incorporation)


225 Bush Street, San Francisco, CA                            94104
- ----------------------------------------               ---------------------
(Address of principal executive offices)                   (Zip Code)

          Registrant's telephone number, including area code:
                           (415) 894-7700

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Item 5.    Other Events.
           ------------

              Effective May 11, 1994, the registrant's common stock was split 2-for-1 by consent of stockholders. Earnings per share, restated for the effect of the split, are listed in the following table:


                         EARNINGS PER SHARE OF COMMON STOCK
                         ----------------------------------

                          Nine Months Ended
                              September 30,
                                (Unaudited)            Year-ended December 31,
                          -----------------  ---------------------------------
                             1994      1993   1993   1992   1991   1990   1989
                          -------   -------  -----  -----  -----  -----  -----
Income before cumulative
 effects of changes in
  accounting principles     $1.64     $1.49  $1.94  $3.26  $1.85  $3.05  $ .37

Cumulative effect of
  changes in accounting
    principles                  -         -      -   (.95)     -      -      -

Net Income per share of
  common stock              $1.64     $1.49  $1.94  $2.31  $1.85  $3.05  $ .37


              The Report of Independent Accountants, updated for the effect of the stock split, is included as Exhibit 99.



Item 7.    Financial Statements and Exhibits.

           (c) Exhibits.

               23. Consent of Independent Accountants, dated October 28, 1994.

               99. Report of Independent Accountants, dated February 25, 1994, except as to the first paragraph of Item 5 of this Form 8-K which is as of May 11, 1994.
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                               SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated: October 28, 1994

                                                   CHEVRON CORPORATION



                                                 By  /s/  M.J. McAULEY
                                                     -------------------
                                                         M.J. McAuley
                                                           Secretary